Exhibit 10.2

Executive Officer Bonus Terms for FY07 Under the
Section 162(m) Executive Officer Performance-Based Bonus Plan

Plan Objective

Sun’s Executive Officer Bonus Terms for FY07 under its Section 162(m) Executive Officer Performance-Based Bonus Plan (the “Plan”) are designed to compensate Executive Officers, other than the Chief Executive Officer, for contributions to Sun during the fiscal year.  The Plan provides for quarterly cash compensation based on performance against the Plan measures.

Plan Year/Performance Periods

The Plan year is the Company’s fiscal year 2007.  The performance periods are each of the Company’s four fiscal quarters during that fiscal year.

Eligibility

These terms apply to persons serving as Executive Officers, other than the Chief Executive Officer, as of July 1, 2006.  In order to receive a bonus payment with respect to any fiscal quarter, the participant must be serving as an Executive Officer as of the last day of that fiscal quarter, except as provided below.

A participant who retires, becomes disabled, or dies during any fiscal quarter may receive a prorated bonus for the period of time during the fiscal quarter that the participant provided services to Sun.  A participant who leaves Sun prior to the end of a fiscal quarter for any other reason, including but not limited to a reduction in force, voluntary resignation, or termination by Sun, will be ineligible for a bonus payment with respect to that fiscal quarter and any subsequent fiscal quarter during fiscal year 2007.

Bonus Target

The annual bonus targets under the Plan for Executive Officers, other than the Chief Executive Officer, range from 45% to 100% (as approved for each individual based on their role) of the participant’s Eligible Wages for fiscal year 2007, as determined below (the “Bonus Targets”).  The Bonus Targets are divided between the four fiscal quarters of fiscal year 2007 as follows (each, a “Quarterly Bonus Target”):

Fiscal Quarter	Percentage	Quarterly Bonus Target
FY07 Q1	15%	6.75% to 15%
FY07 Q2	25%	11.25% to 25%
FY07 Q3	25%	11.25% to 25%
FY07 Q4	35%	15.75% to 35%

For example, for FY07 Q1, for an individual with an annual Bonus Target of 45%, the target would be multiplied by 15%, resulting in a bonus target of 6.75% of Eligible Wages for that quarter.

Plan funding is capped at 200% of the target funding amount; in addition, for the Q4 payment, individual performance can adjust the funded Q4 payment from 0% to 200%.

Company Performance Measures

The Plan is based on Company performance against the following measures (the “Company Performance Measures”):

1.               Q1 FY07-quarterly Operating Income (weighted 50%) and quarterly Revenue (weighted 50%);

2.               Q2 FY07-quarterly Operating Income (weighted 50%) and quarterly Revenue (weighted 50%);

3.               Q3 FY07-quarterly Operating Income (weighted 50%) and quarterly Revenue (weighted 50%);

4.               Q4 FY07-quarterly Operating Income (weighted 50%) and quarterly Revenue (weighted 50%);

Additional funding maybe be allocated to the Q4 bonus payments if:

1.               Q4 financial performance on Revenue and Operating Income are at least at target, and,

2.               Corporate annual goals for Solaris adoption/conversion are met.

Company Performance Measure Definitions

Operating Income: For purposes of calculating the bonus accrual under the Plan, “Operating Income” is defined as Operating Income, calculated on a GAAP basis, adjusted to exclude the impact of the following:

•             Restructuring charges

•             In process R & D charges

•             Intangible impairment charges

•             Stock Compensation Expense

•             FY07 Bonus Accrual

•             Equity Based Compensation Expense

Revenue: For purposes of calculating the bonus accrual under the Plan, “Revenue” is defined as net revenue as reported in the Company’s consolidated operations analysis.

Bonus Plan Funding Percentage

The Company uses a schedule (the “Quarterly Bonus Funding Schedule”), which provides percentages based upon the Company’s actual performance against the Company’s goal(s) with respect to the Company Performance Measures for each quarter. The Bonus Plan Funding Percentage is determined for each fiscal quarter as follows:

1.               Q1-Q4 FY07: Funding based on actual performance against goals with respect to quarterly Operating Income and quarterly Revenue, weighted equally;

2.               Evaluating and funding each performance measure independently;

3.               Additionally, with respect to Q4 FY07, there maybe additional bonus funding based on the Corporate Solaris Goal, providing up to an additional 6% of the bonus pool if the Q4 Revenue goal, Q4 Operating Income and Corporate Solaris adoption/conversion annual goals are met.

Individual Performance

Q4 FY07 bonus calculation will include a percentage multiplier based upon the Participant’s annual performance (the “Individual Performance Percentage”.) The participant can receive 0-200% of their bonus target based on achievement of documented individual objectives.

Eligible Wages

Eligible Wages with respect to any fiscal quarter in fiscal year 2007 (“Eligible Wages”) shall be determined based upon the participant’s annual base salary on the last day of such fiscal quarter (October 1, 2006 for FY07 Q1, December 31, 2006 for FY07 Q2, April 1, 2007 for FY07 Q3, and June 30, 2007 for FY07 Q4).

For example, for FY07 Q2, assuming the participant’s annual base salary on December 31, 2006 was $200,000, the participant’s Eligible Wages would be $200,000.

Eligible Wages exclude relocation allowances, expense reimbursements, tuition reimbursement, car/transportation allowances, expatriate allowances, long-term disability payments, or other commissions and bonuses paid during each quarter of FY07.

Bonus Calculation

Q1 - Q3 FY07

The Participant’s quarterly bonus payment for Q1- Q3 FY07 will be calculated as follows:

Quarterly Bonus Target Percentage
x	Bonus Plan Funding Percentage
x	Eligible Wages
=	Actual Quarterly Bonus Payment

Example:  In Q2, FY07,  if the Company achieves 100% of Operating Income goal and 100% of Revenue goal, the actual quarterly bonus payment will be calculated as follows: (assumes a 45% annual bonus target)

Quarterly Bonus Target Percentage		11.25%
Bonus Plan Funding Percentage	X	100%
Eligible Wages	X	$200,000
Actual Quarterly Bonus Payment for Q2 FY07		$22,500

Q4 FY07

The Participant’s quarterly bonus payment for Q4 FY07 will be calculated as follows:

Quarterly Bonus Target Percentage
x	Bonus Plan Funding Percentage (Financial Measures and Corporate Solaris Goal, if applicable)
x	Individual Performance Percentage
x	Eligible Wages
=	Actual Quarterly Bonus Payment

Example: In Q4 FY07,  if the Company achieves 100% of its quarterly Operating Income goal and 100% of its Revenue goal, and 100% of the Corporate Solaris goal, actual quarterly bonus payment with an Individual Performance Percentage of 125% will be calculated as follows:

Step One — Determine Bonus Plan Funding Percentage:

Company Actual Performance for Q4 FY07	Percentage from Schedule	Relative Weighting
Quarterly Operating Income — 100%	100%	50%
Quarterly Revenue — 100%	100%	50%
Solaris Goal	100%	6%
Bonus Plan Funding Percentage		106%

Step Two — Determine actual quarterly bonus payment:

Quarterly Bonus Target Percentage		15.75%
Bonus Plan Funding Percentage	X	106%
Individual Performance Percentage	X	125%
Eligible Wages	X	$200,000
Actual Quarterly Bonus Payment for Q4 FY07		$41,737

Bonus Payment

In the U.S., bonus awards are taxable income, and will generally be paid within 2 and half months after the close of each fiscal quarter. Bonuses are paid in accordance with local payroll schedules in countries outside the U.S and subject to local and regional tax provisions.

Communication of Results

With respect to any particular fiscal quarter during fiscal year 2007, results will be communicated as soon as possible after the Company’s quarterly financial results are publicly announced.

General Provisions and Plan Governance

This Plan is in all respects subject to the terms, definitions and provisions of Sun’s Section 162(m) Executive Officer Performance-Based Bonus Plan, which is incorporated herein by reference.